ASSET PURCHASE AGREEMENT

                                     AMONG

                       THE QUIZNO'S ACQUISITION COMPANY,

                       BAIN'S DELI FRANCHISE ASSOCIATES,

            THROUGH ITS GENERAL PARTNER, GEMINI ENTERPRISES, LTD.,

                               GEMINI ONE, INC.,

                                      AND

                             JOLLES #4 PARTNERSHIP





                            Dated November 12, 1997

     TABLE  OF  CONTENTS
     Page


1.          PURCHASE  AND  SALE  OF  ASSETS                                 1
1.1          CONVEYANCE  OF  ASSETS                                         1
1.2          LIABILITIES  OF  SELLER                                        2
1.3          ACCOUNTS  RECEIVABLE                                           3
1.4          CONSENTS                                                       3
1.5          NAME  CHANGE                                                   3
1.6          EXCLUDED  ASSETS                                               3
1.7          BAIN'S  DELI  FRANCHISE  AGREEMENTS                            3

2.          CONSIDERATION  FOR  ASSETS                                      4
2.1          PURCHASE  PRICE  AND  PAYMENT                                  4
2.2          PURCHASE  PRICE  ADJUSTMENTS                                   5
2.3          PRORATIONS                                                     6
2.4          SECURITY                                                       6

3.          INSPECTION  OF  EQUIPMENT.                                      7

4.          ALLOCATION                                                      7

5.          RESTAURANT  LEASES                                              7

6.          CLOSING                                                         7

7.          CLOSING  OBLIGATIONS                                            7

8.          EMPLOYEES  AND  EMPLOYMENT  MATTERS                             8
8.1          NO  OBLIGATIONS  ASSUMED                                       8
8.2          INFORMATION  REGARDING  EMPLOYEES                              8

9.          REPRESENTATIONS  AND  WARRANTIES  OF  SELLER                    8
9.1          ORGANIZATION,  GOOD  STANDING,  AND  QUALIFICATION             9
9.2          AUTHORIZATION;  BINDING  OBLIGATION                            9
9.3          ASSETS                                                         9
9.4          NO  VIOLATION                                                  9
9.5          GOVERNMENT  CONSENTS                                          10
9.6          LEGAL  PROCEEDINGS                                            10
9.7          NO  BROKERS                                                   10
9.8          TAXES                                                         10
9.9          CONTRACTS  AND  OTHER  AGREEMENTS                             10
9.10          RESTAURANT  LEASES                                           11
9.11          RECORDS                                                      11
9.12          FRANCHISE  AGREEMENTS                                        11
9.14          EQUIPMENT                                                    13
9.15          OBLIGATIONS  AND  LIABILITIES                                13
9.16          FULL  DISCLOSURE                                             13
9.17          CONDUCT  OF  BUSINESS                                        13
9.18          LICENSES                                                     14
9.19          ENVIRONMENTAL  MATTERS                                       14
9.20          INTELLECTUAL  PROPERTY                                       14
9.21          SUPPLIERS                                                    15
9.22          INVENTORIES                                                  15

10.          SECURITIES  LAWS REPRESENTATIONS AND WARRANTIES OF SELLER.    15
10.1          ACQUISITION  INTENT.                                         15
10.2          INFORMATION.                                                 15
10.3          SOPHISTICATION.                                              15
10.4          RESTRICTED  STOCK.                                           15
10.5          UNDERWRITER.                                                 16

11.          REPRESENTATIONS  AND  WARRANTIES  OF  BUYER                   16
11.1          ORGANIZATION,  GOOD  STANDING  AND  QUALIFICATION            16
11.2          AUTHORIZATION;  BINDING  AGREEMENT                           16
11.3          NO  VIOLATION                                                16
11.4          CONSENTS                                                     16
11.5          LEGAL  PROCEEDINGS                                           16
11.6          BROKERS                                                      17
11.7          TAXES                                                        17
11.8          FULL  DISCLOSURE                                             17

12.          CONDITIONS  PRECEDENT  TO  BUYER'S  OBLIGATIONS               17
12.1          ACCURACY  OF  SELLER'S  REPRESENTATIONS  AND  WARRANTIES     17
12.2          PERFORMANCE  BY  SELLER                                      17
12.3          DELIVERY  OF  DOCUMENTS                                      17
12.4          GOVERNMENTAL  AND  OTHER  CONSENTS                           17
12.5          CLOSING  OBLIGATIONS                                         18

13.          CONDITIONS  PRECEDENT  TO  SELLER'S  OBLIGATIONS              18
13.1          ACCURACY  OF  BUYER'S  REPRESENTATIONS  AND  WARRANTIES      18
13.2          PERFORMANCE  BY  BUYER                                       18
13.3          DELIVERY  OF  DOCUMENTS                                      18
13.4          CLOSING  OBLIGATIONS                                         18

14.          SURVIVAL  OF  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS    18

15.          INDEMNIFICATION  AND  SETOFF.                                 18
15.1          INDEMNIFICATION  BY  SELLER.                                 18
15.2          INDEMNIFICATION  BY  BUYER                                   19
15.3          OTHER  INDEMNIFICATION  PROVISIONS                           19
15.4          RIGHT  OF  SETOFF                                            19

16.          MISCELLANEOUS                                                 19
16.1          EXPENSES                                                     19
16.2          ENTIRE  SUBJECT  MATTER;  AMENDMENT                          19
16.3          SUCCESSORS  AND  ASSIGNS                                     20
16.4          COUNTERPARTS                                                 20
16.5          NOTICES                                                      20
16.6          HEADINGS                                                     21
16.7          GOVERNING  LAW  AND  JURISDICTION                            21
16.8          ATTORNEYS'  FEES                                             21
16.9          SCHEDULES                                                    21
16.10          FURTHER  ASSURANCES                                         21


     SCHEDULES

SCHEDULES:
1.1(A)                    COMPANY  UNITS
1.1(B)                    EQUIPMENT
1.1(E)                    CONTRACTS  (OTHER  THAN  FRANCHISE  AGREEMENTS)
1.1(F)                    RESTAURANT  LEASES
1.1(H)                    FRANCHISE  AGREEMENTS
1.1(I)                    INTELLECTUAL  PROPERTY
2.1(B)(IV)                FORM  OF  NOTE
2.1(C)                    FORM  OF  NONCOMPETITION  AGREEMENT
2.2(B)                    BAIN'S  FRANCHISEES
2.4                       FORM  OF  SECURITY  AGREEMENT
4                         ALLOCATION  OF  PURCHASE  PRICE
9.1                       SELLERS'  FORM  OF  ENTITY  AND  OWNERSHIP
9.3                       LIENS
9.6                       LEGAL  PROCEEDINGS
9.18                      LICENSES
9.21                      SUPPLIERS

                          ASSET  PURCHASE  AGREEMENT

     THIS AGREEMENT ("AGREEMENT") is made and entered into as of the ______ day of November, 1997, in Denver, Colorado by and between THE QUIZNO'S ACQUISITION COMPANY, a Colorado corporation ("BUYER"), BAIN'S DELI FRANCHISE ASSOCIATES ("BAIN'S"), THROUGH ITS GENERAL PARTNER GEMINI ENTERPRISES, LTD.; GEMINI ONE, INC. ("GEMINI"), and JOLLES #4 PARTNERSHIP ("JOLLES PARTNERSHIP") (Bain's and the Jolles Partnership are collectively referred to herein as "SELLER").

     WHEREAS, Seller owns certain assets, property and other matter as described in this Agreement ("ASSETS") that it has the right to, and does, operate, utilize and possess on an ongoing basis in con-ducting its franchise system ("FRANCHISE SYSTEM") and restaurant business known as Bain's Deli (collectively, the "BUSINESS"); and

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, subject to the terms and conditions set forth in this Agreement and for the consideration as hereinafter specified, the Assets and Business of Seller as hereinafter set forth.

     NOW,  THEREFORE,  the  parties  agree  as  follows:

     1.         PURCHASE AND SALE OF ASSETS

     1.1 CONVEYANCE OF ASSETS. At the "Closing" (as defined below), Seller agrees to convey, transfer, assign and sell to Buyer and Buyer agrees to acquire, accept and purchase from Seller, all of Seller's Assets, including without limitation those Assets specifically listed below, as of the Closing Date (as defined below); provided that Gemini and the Jolles Partnership will sell only such assets as relate to the Business.
Seller will convey to Buyer at the Closing good and marketable title to all of the Assets, free and clear of all liens or encumbrances, except as specifically provided otherwise herein. The Assets shall include without limitation:

     (a) The restaurants owned and operated by Seller (the "COMPANY OWNED UNITS") more specifically set forth on Schedule 1.1(a);

     (b) All of Seller's equipment, furniture, materials and supplies and all other tangible personal property used in or incidental to the Business, including all of the equipment, furniture, materials and supplies listed on
Schedule 1.1(b) ("EQUIPMENT") (which Schedule will be provided by Seller, with Buyer's reasonable cooperation, within 10 days following Closing);

     (c) All of Seller's inventory held by or offered for sale through the Business, whether located at the company-owned units or elsewhere ("INVENTORY"); provided that Buyer will pay Seller an inventory allowance of $3,000 for each Company Owned Unit;

     (d) All of Seller's employment and personnel records; past and present client records, files, documents and instruments; and all other books, records, instruments and documents arising out of or in connection with the Business ("RECORDS"); provided the Records will be made available to Seller for tax and other reporting purposes;

     (e) All of Seller's prepaid assets related to the Business and all of Seller's rights, powers and remedies under all contracts to which Seller is a party or by or to which Seller or any of the Assets is subject or bound and that relate to the Business other than franchise agreements ("CONTRACTS") as listed on Schedule 1.1(e);

     (f) All of Seller's right, title and interest in and to any real property lease, including leases for the Company Owned Units (the "RESTAURANT LEASES"), as listed on Schedule 1.1(f);

     (g) All of Seller's claims and choses in action arising out of or in connection with the Business, all warranties, rights and claims of Seller under all existing warranties relating to any and all of the Assets ("CLAIMS"), including without limitation and warranties or indemnification rights from Restaurant Systems International, Inc. ("RSI"), and all rights and claims in and to the security deposits held by third parties including the
landlords  under  the  Restaurant  Leases    ("DEPOSITS");

     (h) The rights of Seller under any franchise or license agreement between Seller and any third-party, including rights under Seller's Franchise Agreements (as defined in Section 9.12), as listed on Schedule 1.1(h);

     (i) All of Seller's rights in intangibles related to the operation of the Business ("INTANGIBLES"), including without limitation Seller's Intellectual Property (as defined in Section 9.20);

     (j)     All of Seller's goodwill relating to the Business, including good
will  relating  to  the  Franchise  System    ("GOODWILL");

     (k) All of Seller's accounts receivables ("ACCOUNTS RECEIVABLES") including any notes receivables owed by Bain's Franchisees.

     1.2          LIABILITIES  OF  SELLER.
                  -----------------------

     (a) Buyer does not assume any of Seller's liabilities or obligations, whether arising from contract or otherwise, and whether known or unknown, incurred prior to the Closing Date ("SELLER'S LIABILITIES"). Anything contained in this Agreement to the contrary notwithstanding, Seller shall be and remain solely liable and responsible for all of Seller's Liabilities regardless of whether any such debt, obligation, duty or liability arises under any contract, agreement, lease, practice, arrangement, statute, law, ordinance, rule, regulation or otherwise, and nothing in this Agreement or otherwise is intended, or shall be construed, to the contrary; provided however that Buyer shall assume post-Closing obligations under the Franchise Agreements (including any amendments thereto except as provided in Section 1.2(b) with respect to net profit guaranties) and the Restaurant Leases upon assignment of the Restaurant Leases to Buyer.

     (b) Buyer with assume the net profit guarantees listed on Schedule 1.1(e) to the extent such guarantees allow the franchisee to withhold royalties; Buyer does not assume any obligation under the net profit guarantees with respect to any payments or other obligations due to the franchisee from Seller, and Seller will indemnify Buyer to the extent Buyer is required to make such payments.

     1.3 ACCOUNTS RECEIVABLE. Buyer shall have the sole right to collect all Accounts Receivable arising from or out of the Business operations prior to the Closing date for Buyer's account. Accounts Receivable shall include all receivables of Seller as of the Closing Date whether billed or unbilled; provided that Buyer will reimburse Seller for any royalties actually received by Buyer for gross sales of the franchisee for the period of October 1, 1997, through the Closing Date; such payment to be made within 30 days following receipt by Buyer.

     1.4 CONSENTS. In addition to those items set forth in Section 12 and Section 13, the obligations of the Buyer under this Agreement are subject to the consent, in a form acceptable to Buyer, of the transactions contemplated hereunder by the following parties:

     (a)          RSI;  and

     (b)          The  Jolles  Corporation  ("JOLLES").

     1.5 NAME CHANGE. At Closing or within 30 days of Closing, each Seller shall take all action necessary to remove "Bain's Deli"
from  its  name.

     1.6          EXCLUDED ASSETS.  The Assets shall not include  cash
(except for cash on hand at the Company Owned Units), intercompany accounts receivable not related to royalties, and past due royalties or other amounts owed by Dark Star Enterprises, Inc., and Robert O'Conner ("DARK STAR") if that amount is waived pursuant to a binding settlement agreement between Seller and Dark Star; except as specifically stated herein, the Assets include all past due Accounts Receivable.

     1.7          BAIN'S DELI FRANCHISE AGREEMENTS.    In  the event that any
Bain's Franchisee has not converted to a Quizno's restaurant, and signed a Quizno's franchise agreement, within twelve months following Closing, Buyer will extend the Bain's Deli franchise agreement for that franchisee for a term of ten years following Closing and will waive any renewal fee mandated by such franchise agreement so long as such franchisee is otherwise in compliance with the Bain's Deli franchise agreement (including royalty payment requirements)

     2. CONSIDERATION FOR ASSETS. As consideration for the sale, assignment, transfer and conveyance of the Assets,-Buyer hereby agrees to the following:

     2.1           PURCHASE PRICE AND PAYMENT.

     (a) Purchase Price: The total purchase price for the Assets is $1,235,000 (subject to adjustments as set forth herein).

     (b) Payment of Purchase Price: Buyer will pay or cause to be issued to Bain's the following:

     (i)          Cash:    Buyer  will  pay  Seller  $555,490  at  Closing;

     (ii) Stock: Buyer will cause $100,000 in nonregistered common stock ("STOCK") of The Quizno's Corporation ("QUIZNO'S") to be issued to Seller, the number of shares of Stock to be based on the closing price of Quizno's publicly traded common stock on the NASDAQ SmallCap Market on the trading day previous to the Closing Date, as follows:

     A.          Gemini:                    $50,000

     B.          Jolles  Partnership:          $50,000;

     (iii) Area Development Rights. Buyer will cause Quizno's to offer Seller the exclusive area franchise development rights for the Philadelphia, Pennsylvania market in accordance with Quizno's standard area director marketing agreement ("ADA"), which rights may be retained by Seller or its nominee or resold by Seller to a third party (subject to the provisions of the ADA) ("AREA DEVELOPMENT RIGHTS"); and

     (iv)          Note.    A  six-year promissory note from Buyer bearing 10%
interest per annum (simple interest) for the balance for the Purchase Price in the amount of $579,510 (subject to adjustments or set-offs as set forth herein) payable in monthly payments of $10,735.91 ("PROMISSORY NOTE") in a form substantially the same as Schedule 2.1(b)(iv). Promissory Note obligations shall be secured by a perfected first lien security interest on the Assets. The Promissory Note will provide that prepayments will apply, at Buyer's discretion, to the next installment or last installment due under the Promissory Note.

     (c) Consulting and Noncompetition Agreement. At Closing, Jordan A. Katz ("KATZ") will enter into a consulting and noncompetition agreement with Quizno's ("CONSULTING AND NONCOMPETITION AGREEMENT") in the form attached as
Schedule  2.1(c).

     2.2          PURCHASE  PRICE  ADJUSTMENTS     PURCHASE PRICE ADJUSTMENTS.

     (a) In addition to any other rights Buyer may have, Buyer shall have the right to setoff any damages it incurs that arise from (i) a breach by Seller of this Agreement including without limitation Seller's Representations and Warranties; or (ii) Seller's indemnification obligations set forth in
Section 15.1; or (iii) any prorated rental or personal property tax amounts that are Seller's obligation but that are billed to Buyer post-Closing. The setoff will be made by reducing the original principal amount and will be deemed a prepayment of principal of the Promissory Note.

     (i) For purposes of any single claim giving rise to a setoff in excess of $2,000 under Section 2.2(a), Buyer will notify Seller of Buyer's intent to setoff and the specific detail of such setoff. In the event Seller disputes the setoff, Seller shall, within 10 days of the date on which the Seller received Buyer's notice, deliver to Buyer a written statement setting forth each dispute and the reasons therefor in reasonable detail (the "SELLER'S DISPUTE NOTICE"). If Seller and Buyer have not resolved all of the Seller's disputes within 15 days of the date on which Buyer received Seller's Dispute Notice, then Seller shall, within 20 days of the date on which the Buyer received Seller's Dispute Notice, submit any such unresolved dispute to binding arbitration (the "ARBITRATION") pursuant to the rules of the American Arbitration Association in Denver, Colorado, and the decision of the arbitrator shall be final, conclusive and binding on Seller and Buyer, and judgment may be entered thereon in any court of competent jurisdiction. The setoff amount shall be held in a trust account at Buyer's outside counsel, Moye, Giles, O'Keefe, Vermeire & Gorrell, until resolution of any disputes, and such counsel shall not disburse those funds to either party until resolution of the dispute or Arbitration. The prevailing party in an Arbitration will be entitled to an award of reasonable costs and attorney's fees. This Section 2.2(a)(i) will not, however, apply to any payments required to be made to third-parties (such as payments to release liens); provided that Buyer will notify Seller that such a payment has been made and setoff, and Seller will have the right to dispute the obligation and seek a refund of such payment directly from the payee, and Buyer will reasonably cooperate with Seller with respect thereto.

     (b) Schedule 2.2(b) lists all of Seller's franchisees and licensees as of Closing ("BAIN'S FRANCHISEES").

     (i) Royalties and license fees from Bain's Franchisees will be at least $90,000 (as adjusted by this Section) per calendar quarter from the Closing Date until the Promissory Note is paid in full (including royalties or notes receivables collected from Bain's Franchisees not paying royalties to Seller as of Closing less out of pocket collection expenses; Buyer will use its best efforts to collect such amounts) ("MINIMUM ROYALTIES").

     (ii) Within 20 days following the end of each quarter, Buyer will calculate the royalties and license fees paid by Bain's Franchisees in the prior quarter. The Purchase Price will be increased (decreased) by an amount equal to three times the difference between the royalties and license fees actually received by Buyer from Bain's Franchisees during the prior quarter and the Minimum Royalties. The Purchase Price adjustment will be reflected by increasing (decreasing) the principal balance of the Promissory Note, and reamortizing the Promissory Note payments. The royalty amount collected in the prior quarter will become the "ADJUSTED MINIMUM ROYALTIES."

     (iii) In the next quarter and each quarter thereafter, the Purchase Price will be adjusted using the same procedure except that the adjustment in each quarter will be based on the Adjusted Minimum Royalties for that quarter.

     (iv) Royalties for any Bain's Franchisee who converts to a Quizno's Restaurant using the Quizno's trademarks will be calculated as the royalties paid by that Bain's Franchisee for the 90-day period prior to the conversion date.

     (v) If the Closing Date is a day other than the first day of a calendar quarter, Buyer shall adjust the Purchase Price prorated on a per diem basis to the last day of such quarter.

     (vi) Notwithstanding this Section 2.2, the Purchase Price will not in any event exceed $1,700,000.

     2.3 PRORATIONS. At Closing, Buyer shall pay prorated amounts for personal property taxes, real estate taxes, rent and other amounts due under the Restaurant Leases, and any amounts due under other third-party leases, for  amounts  that  Seller  paid in advance relating to charges to be incurred by the Business operations on or after the Closing Date. The adjusted amount will be reflected in a settlement statement at Closing, and the final payment pursuant to Section 2.1(b)(i) will be credited or debited accordingly; provided that any such amounts charged after the Closing Date will be a Purchase Price adjustment as set forth in Section 2.2(a).

     2.4 SECURITY. The obligations of Buyer under this Agreement shall be secured by a security interest in the Assets under a security agreement substantially in the form attached hereto as Schedule 2.4 ("SECURITY AGREEMENT"); provided that Buyer may transfer certain Assets (such company-owned units) to Quizno's franchisees or other third parties and Seller agrees to subordinate its lien to a third-party lender for any such transferred Assets.

     3. INSPECTION OF EQUIPMENT. Seller agrees that during the period between the Closing Date and 30 days after the Closing Date, Buyer may notify Seller in writing of any Equipment which shall need repair to be in proper working order. Within 10 days after receipt of such notice, Seller shall either cause such repairs to be made to the Equipment or shall replace the Equipment, at Seller's sole cost and expense. In the event that Seller fails to repair or replace the Equipment as provided in this Section, Buyer shall be entitled to repair or replace such Equipment, the cost and expense of which shall reduce the principal amount of the Promissory Note as of the date such costs or expenses were paid by Buyer as a prepayment thereof.

     4. ALLOCATION. The parties agree that the Purchase Price is properly allocable and shall be allocated among the Assets in accordance with Schedule 4.

     5. RESTAURANT LEASES. All parties shall cooperate and pursue obtaining consent to assignment of each Restaurant Lease to Buyer, and an offer by landlord that includes a minimum of a new 5-year term at the prevailing market rent for that mall and the right of Buyer to convert the unit to a Quizno's restaurant. For any Restaurant Lease in which such an assignment cannot be obtained, the Purchase Price will be reduced
$75,000 by reducing the principal balance of the Promissory Note and reamortizing the payments thereunder; provided that Buyer must notify Seller of such adjustment within 90 days of Closing or Buyer's right to reduce the Purchase Price under this Section 5 will terminate. If a Restaurant Lease is not assigned to Buyer and Buyer elects to reduce the Purchase Price hereunder, Buyer shall transfer title to that Company-Owned Unit back to Seller.

     6. CLOSING. The closing of the sale and purchase of the Assets ("CLOSING") shall take place at the offices of Buyer, 1099 18th Street, Suite 2850, Denver, Colorado 80202 at 9:00 a.m. local time, on November 12, 1997 ("CLOSING DATE"), or at such other location, time or date as may be agreed to by Seller and Buyer.

     7. CLOSING OBLIGATIONS. The following obligations will be satisfied at Closing ("CLOSING OBLIGATIONS"):

     (a) At Closing, Seller shall deliver to Buyer, properly executed and acknowledged:

(i)           a  Bill  of  Sale  for  all  the  purchased  Assets;
(ii)          the  Settlement  Statement  pursuant  to  Section  2.3;
(iii) resolutions of Seller approving the transactions contemplated under this Agreement, duly adopted and authorized by the directors, shareholders, and partners thereof;
(iv) such other instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request;
(v) an agreement with Jolles allowing use of the Bain's Deli trademark for current franchisees and the transactions contemplated hereby;
(vi)          Consent  of  RSI;  and
(vii)         Consulting  and  Noncompetition  Agreement  with  Katz.

     (b)    At  Closing,  Buyer  shall  deliver  to  Seller:

(i) the Purchase Price as specified in Section 2.1 (subject to adjustments as set forth herein);

(ii) resolutions of Buyer approving the transactions contemplated under this Agreement, duly adopted and authorized by the directors thereof; and
(iii) such other instruments of sale, transfer, conveyance and assignment as Seller may reasonably request.

Satisfaction with each Closing Obligation is a condition to the parties' obligations hereunder and under the other related closing documents. In the event that any Closing Obligation is not satisfied or waived by mutual agreement of the parties, this Agreement and the related closing documents shall terminate.

     8.             EMPLOYEES AND EMPLOYMENT MATTERS.

     8.1 NO OBLIGATIONS ASSUMED. Buyer does not assume any liabilities, duties or obligations of Seller with respect to any current or past employees of Seller, any of Seller's employee benefits or benefit plans or any other employment-related liability, duty or obligation of Seller whatsoever. Seller shall terminate the employment of all of Seller's employees whose employment Seller does not wish to extend beyond the Closing Date effective as of the close of business on the day immediately preceding the Closing Date. Buyer may but is not obligated to hire any of Seller's former employees. Seller shall be responsible for all severance or accrued vacation (or time loss) benefits payable.

     8.2              INFORMATION REGARDING EMPLOYEES.    Seller  shall
cooperate with Buyer's reasonable requests for information regarding Seller's past and present employees and candidly discuss the performance, conduct and attitude of Seller's employees with Buyer.

9.           REPRESENTATIONS AND WARRANTIES  OF  SELLER.

     Each  Seller  hereby  represents  and  warrants  to  Buyer that as of the
Closing:

     9.1 ORGANIZATION, GOOD STANDING, AND QUALIFICATION. Each Seller's form of entity and ownership is set forth on Schedule 9.1. Each Seller is duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Each Seller has all requisite power and authority to own and operate its properties and to carry on its business as now conducted, to enter into this Agreement and to carry out and perform its obligations under this Agreement.

     9.2 AUTHORIZATION; BINDING OBLIGATION. The execution and delivery by Seller of this Agreement and all of the documents and instruments required hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each Seller. This Agreement and each of the other documents and instruments required hereby have been fully executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     9.3          ASSETS.  Schedule 1.1 sets forth all tangible and
intangible personal property owned by, in the possession of or used by each Seller in connection with the Business and such personal property constitutes all such personal property necessary for the conduct of the Business of each Seller as now conducted. Schedule 9.3 lists all of the liens that encumber the Assets ("LIENS"). Buyer agrees to purchase the Assets subject to any lien recorded by Proctor & Gamble; otherwise, any Lien in which Katz or Meridian Bank is the secured party will be released at Closing or as a post-closing obligation. Seller agrees to indemnify Buyer for any claims brought by secured parties for the Katz or Meridian Lien, or any other Lien (or any undisclosed lien) other than the Proctor & Gamble Lien. Except for the Liens, each Seller has good and marketable title to each and, collectively, all of the Assets, free and clear of any and all liens, agreements, restrictions, claims, security interest, pledges, charges, equities and other encumbrances, subject to the rights of the landlords under the Restaurant Leases. The
Assets  are  all  the  assets  used  in  the  Business.

     9.4 NO VIOLATION. The execution, delivery and compliance with and performance by Seller of this Agreement and each of the other documents and instruments required hereby do not and will not (i) violate the articles of incorporation, bylaws, certificate of limited partnership or partnership agreements of each Seller or any law, statute, rule, regulation, order, judgment or decree to which Seller is subject, (ii) conflict with or result in a breach of or constitute a default under any contract, agreement or other instrument to which Seller is a party or by which Seller or any of Seller's assets or properties are bound or to which Seller or any of Seller's assets or properties are subject, (iii) result in or require the creation of any lien upon Seller's capital stock, partnership intent or upon any of Seller's properties or assets, (iv) require any approval or consent of any person or entity incorporation which was not provided under
Section 1.4 and Section 7(a), or (v) require any approval or consent of any person or entity under any contract, agreement or other instrument to which Seller is a party or by which Seller or any of Seller's assets or properties are bound or to which Seller or any of Seller's assets or properties are subject, other than the consents specifically set forth herein.

     9.5 GOVERNMENT CONSENTS. The execution, delivery, and performance by Seller of this Agreement and each of the other documents and instruments required hereby and the consummation of the transactions contemplated hereby and thereby do not and will not require any authorization, consent, approval, permit, filing, registration or exemption or other action by or notice to any court or administrative or governmental body other than applicable amendments to franchise registrations (if any).

     9.6      LEGAL PROCEEDINGS.  Except as disclosed on
Schedule 9.6, there are no actions, suits, litigation, proceedings or investigations pending or threatened against Seller (or, to the best of Seller's knowledge, facts that would give rise to such actions or proceedings) that relate to, arise out of, or would affect the Business, the Assets, the consummation of the transactions contemplated by this Agreement or which could result in any lien being placed on the Assets.

     9.7          NO BROKERS.  Seller has not employed, either
directly or indirectly, or incurred any liability to, any broker, finder or other agent in connection with the transactions contemplated by this
Agreement. Seller agrees to indemnify Buyer for any claims brought by any broker, finder or other agent claiming to have acted on behalf of Seller in connection with this sale.

     9.8 TAXES. Seller has duly filed or will file when due all federal, state and local tax returns and reports, and all returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon any of the Assets or taxes imposed on Seller which might create a lien on any of the Assets, and Seller has paid or will pay when due all such taxes, including without limitation ad valorem taxes and employment taxes, for all years up to and including all periods through the date immediately preceding the Closing Date, which the failure to file or pay would result in a valid and subsisting lien on the Assets after transfer thereof to Buyer. Seller will indemnify Buyer against any claims arising from failure to comply with any Bulk Sales Act requirements including without limitation the Bulk and Action Sales Act (72 P.S. 7240).

     9.9               CONTRACTS AND OTHER AGREEMENTS.  Except as listed on
Schedule 1.1(e), there are no contracts and other agreements (other than franchise agreements listed in Schedule 1.1(h) and Restaurant Leases listed on Schedule 1.1(f)) to which Seller is a party or to which it or its assets or properties are bound or subject with respect to the Business, including without limitation licenses, employment contracts, personal or real property leases or purchase contracts. Each Contract is a valid and binding obligation of Seller and there is no current default under or, to the best of Seller's knowledge, no conditions exist that would constitute a breach of any contract, except as specifically listed on Schedule 9.9.

     9.10      RESTAURANT LEASES.  Schedule 1.1(f) lists
the Restaurant Leases. The Restaurant Leases are in full force and effect and Seller is not in default thereunder. The leasehold interest of Seller is subject to no lien or encumbrance and entitles the lessee to the right of quiet possession. There are no modifications or amendments to the Restaurant Leases or any other agreements altering, modifying or supplementing the terms of the Restaurant Leases. Seller has not assigned, mortgaged or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the Restaurant Leases or its interest therein except as specifically stated herein. Seller is current on all rent payments and other sums due to the landlords under each Restaurant Lease through the Closing Date and there is no current default under or, to the best of Seller's knowledge, no conditions exist that would constitute a breach of any Restaurant Lease.

     9.11 RECORDS. Subject to Section 9.12, to the best of Katz's knowledge, the Records delivered to Buyer by Seller are true, complete and correct.

     9.12          FRANCHISE  AGREEMENTS.

     (a)          Schedule  1.1(h)  lists  the  following:

     (i) All of the franchise or license agreements or arrangements ("FRANCHISE AGREEMENTS") existing as of the date of this Agreement between Seller and the Bain's Franchisees, including the name of the franchisee, the location of the franchise, the date upon which the franchise was granted, and the termination date of the franchise;

     (ii) All of the franchises which have been terminated for any reason whatsoever during the two year period prior to the date of this Agreement, including the name of the franchisee, the location of the franchise, the date upon which the franchise was granted, the date upon which the franchise was terminated, and the reasons for termination and description of all franchise documents;

     (iii) All of the persons to whom Seller has forwarded franchise offering circulars and who is currently under consideration by Seller to sell a franchise; and

     (iv) All franchises, either existing or terminated, which have given rise to any claims or disputes which are presently unresolved.

     (b) Seller, using Seller's best efforts, has provided Buyer copies of all current franchise documents or leases and all current franchise filings in Seller's custody and control (or in the custody or control of RSI) as well as all current operating manuals and similar documents customarily delivered to franchisees or which set forth guidelines with respect to the operation of a franchise; provided that Buyer acknowledges that Seller does not have and has not provided, and makes no representation concerning, any such materials not in Seller's custody and control. To the best of Seller's knowledge, the materials provided to Buyer are accurate and complete.

     (c) Except as disclosed on Schedule 1.1(h), Seller is currently, and has been at all times in the past from the date when such entity was required to file or furnish any documents in accordance with franchise related laws, in material compliance with any and all federal, state, local, and foreign laws and regulations which govern the offer, sale, operation, advertisement, renewal, termination, and similar laws of franchises, including, without limitation thereby, the Federal Trade Commission Rule entitled "Disclosure Requirements and Prohibition Concerning Franchising and Business Opportunity Ventures" and all state franchise disclosure acts, franchise termination laws and franchisee rights laws. Without limiting the generality of the preceding sentence, the Seller is, as of the date of this Agreement, current with respect to the filing of all required disclosure statements, amendments, reports and other documents required under such franchise related laws and regulations.

     (d) Each Seller further represents and warrants to Buyer that, to the best of Katz's knowledge:

     (i) Except as otherwise set forth on Schedule 1.1(h), to the best of Katz's knowledge, after due inquiry, no existing franchisee is in material breach or default under any franchise document and no franchisee, existing or terminated (i.e., those Franchise Agreements which were terminated within the two-year period prior to the date of this Agreement), has claimed in writing that Seller is in material breach or default thereunder or has asserted a claim against Seller or any of its Assets;

     (ii) In developing, establishing and entering into each Franchise Agreement, Seller has received all licenses, permits and other authorizations from all governmental authorities as are necessary for the development, establishment and the grant of such franchise and has complied with, and is currently complying with, all other laws, statutes or ordinances or regulations of any applicable governmental authority;

     (iii) Except as set forth on Schedule 1.1(h), Seller has not received any notice which has not previously been fully resolved, and Seller knows of no circumstances which would give rise to any notice, from any governmental authority with respect to any violation or alleged violation of any franchise related laws; and

     (iv) The transactions contemplated hereby will not result in or constitute, with or without the passage of time or the giving of notice, a breach or default under any Franchise Agreement pertaining to an existing franchise and will neither cause the termination of such Franchise Agreement nor permit any party to such Franchise Agreement to cause it to be terminated.

     9.13          FINANCIAL  INFORMATION;  DISCLOSURE,  ETC.
                   -----------------------------------------

     (a) Bain's has furnished Buyer with audited financial statements for its fiscal years 1995 and 1996, and unaudited financial statements for the eight month period ended August 31, 1997, and certain unaudited financial statements for the Company-Owned Units (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations as of the dates and for the periods indicated subject to normal year-end adjustments in the case of the 1997 eight-month financial statements. Since the end of the most recent fiscal period shown in such Financial Statements, there has not been any material adverse change in the business, operations, properties or financial position of Sellers, there have been no dividends declared or paid or any other distributions to stockholders of any nature, Seller has made no loans to stockholders, officers, employees, or Affiliates, and Seller has carried on business only in the ordinary course.

     (b) Seller shall cause Seller's inside and independent auditors and accountants to cooperate with Buyer with respect to any accounting or financial statement matters related to the transactions contemplated hereby; such cooperation includes without limitation consent by Seller's independent auditors for use of any audited financial statements and opinion letters for filings with the Securities and Exchange Commission or equivalent state agencies. Seller will provide audited financials for the Company-Owned Units within 45 days of Closing or, if such financials have not been provided, will pay and allow Buyer's independent auditors to perform such audit.

     9.14 EQUIPMENT. To the best of Seller's knowledge, each piece of Equipment is in good working order and repair subject to reasonable wear and tear.

     9.15     OBLIGATIONS AND LIABILITIES.
Except as disclosed in this Agreement, the Financial Statements, or Schedules attached hereto, to the best of Seller's knowledge, Seller has no direct or indirect liabilities or obligations (whether accrued, unaccrued, liquidated, contingent, or otherwise) related to the Business or the Assets, including taxes, that have not been fully satisfied by Seller on or before the Closing.

     9.16          FULL DISCLOSURE.  This Agreement, the
Schedules hereto and statements and documents furnished by Seller in connection herewith do not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein and herein, in light of the circumstances under which they were made, not misleading.

     9.17         CONDUCT OF BUSINESS.  Seller has
conducted the Business from August 31, 1997, to the Closing Date in the usual and ordinary course of business, including without limitation purchasing inventory, supplies and materials, and during the same period, Seller has conducted and will continue to conduct the Business operations in accordance with all applicable local, state and federal ordinances, laws, rules and regulations.

     9.18     LICENSES.  Schedule 9.18 attached hereto accurately
and completely lists all material authorizations, licenses and permits of any public or governmental regulatory body granted or assigned to Seller and the same constitute the only material authorizations, licenses, and permits of any public or governmental regulatory body which are necessary for the conduct of the Business ("LICENSES"). All of such Licenses are validly issued and in full force and effect in all material respects and Seller has fulfilled and performed all of its material obligations with respect thereto and has full power and authority to operate thereunder.

     9.19     ENVIRONMENTAL MATTERS.  Neither Seller
nor, to Seller's knowledge, any prior user or owner of real estate owned, used or leased by Seller or any predecessor of Seller, or any business which Seller has acquired or become a successor to (the "PROPERTY"), or any third party, has ever caused or permitted any Hazardous Material to be disposed of on or under the Property, and the Property has never been used (either by Seller or, to Seller's knowledge by any prior user or owner of the Property, or any third party) as (a) a disposal site or permanent storage site for any Hazardous Material or (b) a temporary storage site for any Hazardous Material. To the best of Seller's knowledge, there have been no releases of Hazardous Materials at, from, or to the Property. Seller has been issued and is in compliance with all material permits, certificates, licenses, approvals and other authorizations relating to environmental matter and necessary for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal required in connection with the operation of its business, the failure to have or comply with which would, individually or in the aggregate, have a material adverse effect on Seller. All Hazardous Materials used or generated by Seller have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a material adverse effect on Seller. Seller has no liabilities with respect to Hazardous Materials, and to the knowledge of Seller, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on Seller.

     9.20         INTELLECTUAL PROPERTY.  The Assets
include all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes
("INTELLECTUAL PROPERTY") that are directly or indirectly owned, licenses, used, required for use, or controlled in whole or in part by Seller. Except with respect to the ownership interest in the "Bain's Deli" trademark held by Jolles (if any), to the best of its knowledge, Seller owns without an obligation to pay royalties, all Intellectual Property necessary for its business as conducted and proposed to be conducted without any conflict with, or infringement of the rights of others. Seller has not received any communications alleging that it has violated or, by conducting business as proposed, would violate the Intellectual Property rights of any other person or entity. Other than as provided in the Franchise Agreements, Seller has not licensed or granted rights to others in any of its Intellectual Property or granted rights to manufacture, produce, assemble, license, market or sell any of its products to any other person.

     9.21 SUPPLIERS. Schedule 9.21 lists the ten largest suppliers to Seller during the nine-month period ended September 30, 1997 (stating for each the dollar volume of the purchases).

     9.22 INVENTORIES. All inventories (including restaurant supplies and non-perishable food items) of Seller as of the Closing Date are in good condition, not obsolete, nondefective and useable and, to the best of Seller's knowledge, 100% saleable in the usual and ordinary course of business of Seller as conducted as of the date hereof.

     10.          SECURITIES LAWS REPRESENTATIONS AND WARRANTIES OF SELLER.
 Seller (or any transferee who has signed an investment letter containing the same representations and warranties) represents and warrants to Buyer that:


     10.1        ACQUISITION INTENT.  Seller is
acquiring the Stock for Seller's own account, for investment purposes only, with no present intention of dividing the Stock with others or of reselling or otherwise disposing of all or any portion of the Stock.

     10.2 INFORMATION. Seller has received, carefully reviewed, and is familiar with Quizno's Form 10-KSB for 1996, the Quizno's Proxy Statement for its Annual Meeting of Shareholders held June 6, 1997, the Quizno's Annual Report to Shareholders, the Quizno's Form 10-QSB for its third quarter 1997, and any current reports filed by Quizno's on Form 8-Ks ("QUIZNO'S INFORMATION"). Seller has had the opportunity to ask, and has asked, questions of Buyer and Quizno's and has received the answers thereto, concerning the transactions contemplated by this Agreement and Quizno's Information.

     10.3        SOPHISTICATION.  Seller is aware of the
risks involved in an investment in Quizno's and Seller has the knowledge and experience in financial and business matters sufficient to enable Seller to evaluate the merits and risks of an investment in Quizno's and to make an informed investment decision. Seller has the financial means to make an investment in Quizno's, is able to bear the economic risk of an investment in Quizno's, and Seller's present financial condition is such that Seller is under no present or contemplated future need to dispose of the Stock to satisfy any existing or contemplated undertaking, need or indebtedness.

     10.4 RESTRICTED STOCK. Seller acknowledges that the offer and sale of the Stock are being made to it in a private placement of securities and that the Stock will be held by it as "restricted securities" as that term is defined in Rule 144 issued under the Act, and the resale of the Stock by it will be restricted for the periods provided for in Rule 144. Any stock certificate representing the Stock shall bear a legend to the effect that the Stock has been so acquired. The foregoing restriction on the transfer of the Stock shall not apply if (a) Quizno's is furnished with an opinion of counsel satisfactory in form and substance to Quizno's to the effect that such transfer will be in compliance with the Act and other applicable securities laws; or (b) the Stock has been duly registered in compliance with the Act and other applicable securities laws.

     10.5 UNDERWRITER. Seller shall not take, or cause to be taken, any action with respect to the Stock which would cause Seller to be deemed an "underwriter," as defined in Section 2(11) of the Act.

11.           REPRESENTATION AND WARRANTIES  OF  BUYER.

     Buyer  hereby  represents,  warrants  and  covenants to Seller that as of
Closing:

     11.1     ORGANIZATION,  GOOD  STANDING  AND  QUALIFICATION.    Buyer  is  a
Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has all requisite power and authority to own and operate each of its properties and to carry on its business as now conducted, to enter into this Agreement and to carry out and perform its obligations under this Agreement.

     11.2      AUTHORIZATION; BINDING AGREEMENT.    The execution and delivery
by Buyer of this Agreement and all of the documents and instruments required hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and each of the other documents and instruments required hereby have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

     11.3        NO VIOLATION.  The execution, delivery,
compliance with and performance by Buyer of this Agreement and each of the other documents and instruments required hereby do not and will not (i) violate the articles of incorporation or bylaws of Buyer or any law, statute, rule, regulation, order, judgment or decree to which Buyer is subject, or (ii) conflict with or result in a breach of or constitute a default under any contract, agreement or other instrument to which Buyer is a party or by which Buyer or any of its assets or properties are bound or to which Buyer or any of its assets or properties are subject.

     11.4         CONSENTS.  The execution, delivery and
performance by Buyer of this Agreement and each of the other documents and instruments required hereby and the consummation of the transactions contemplated hereby and thereby do not and will not require any authorization, consent, approval, permit, filing, registration or exemption or other action by or notice to any court or administrative or governmental body.

     11.5          LEGAL PROCEEDINGS.  There are no
actions, suits, litigation, proceedings or investigations pending or threatened against Buyer which could materially adversely affect Buyer's ability to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

     11.6      BROKERS.  Other than Myles Bruckal ("BRUCKAL"),
Buyer  has    not  employed,  either  directly  or indirectly, or incurred any liability to, any broker, finder or other agent in connection with the transactions contemplated by this Agreement. Buyer agrees to (a) be solely liable for any payments owed to Bruckal out of the transaction contemplated hereby; and (b) indemnify Seller for any claims brought by any broker, finder or other agent claiming to have acted on behalf of Buyer in connection with this sale.

     11.7 TAXES. Buyer shall file when due all federal, state and local tax returns and reports, and all returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon any of the Assets or taxes imposed on Buyer which might create a lien on any of the Assets, and will pay when due all such taxes, including without limitation ad valorem and employment taxes, which arise on or after the Closing Date.

     11.8           FULL DISCLOSURE.  This Agreement, the
Schedules hereto and statements and documents furnished by Buyer in connection herewith do not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein and herein, in light of the circumstances under which they were made, not misleading.

     12.        CONDITIONS PRECEDENT  TO  BUYER'S  OBLIGATIONS.

     The obligations of Buyer under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, all or any of which may be waived in writing by Buyer:

     12.1 ACCURACY OF SELLER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Seller in this Agreement and in any written statement delivered to Buyer by Seller under this Agreement shall be true and correct as of the Closing.

     12.2     PERFORMANCE BY SELLER.  Seller
shall have performed and complied with all its respective obligations required by this Agreement to be performed or complied with by it at or prior to the Closing.

     12.3          DELIVERY OF DOCUMENTS.  All
documents required to be delivered by Seller at or prior to the Closing shall have been properly executed by Seller and delivered to Buyer in form and substance reasonably satisfactory to Buyer.

     12.4          GOVERNMENTAL AND OTHER CONSENTS.   All necessary
approvals, consents and clearances from governmentalauthorities and others in connection with the transactions contemplated by this Agreement shall have been obtained at or prior to the Closing, including without limitation consents to the assignment of the Restaurant Leases by the landlords and those consents required by Section 1.4.

     12.5       CLOSING OBLIGATIONS.  All Closing
Obligations to be performed by Seller have been satisfied or waived in writing by Buyer.

     13.        CONDITIONS PRECEDENT  TO  SELLER'S  OBLIGATIONS.
     The obligations of Seller under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, all or any of which may be waived in writing by Seller:

     13.1 ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Buyer in this Agreement and in any written statements delivered to Seller by Buyer under this Agreement shall be true and correct as of the Closing.

     13.2      PERFORMANCE BY BUYER.  Buyer shall
have performed and complied with all obligations of Buyer required by this Agreement to be performed or complied with by it at or prior to the Closing.

     13.3       DELIVERY OF DOCUMENTS.  All
documents required to be delivered by Buyer at or prior to the Closing shall have been properly executed by Buyer and delivered to Seller in form and substance reasonably satisfactory to Seller.

     13.4     CLOSING OBLIGATIONS.  All Closing
Obligations to be performed by Buyer have been satisfied or waived in writing by Seller.

     14.      SURVIVAL  OF  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.    All
covenants, agreements, representations, warranties and conditions of the Closing contained in this Agreement that are intended to be made or performed at or prior to the Closing shall survive after the Closing.

     15.     INDEMNIFICATION AND SETOFF.

     15.1    INDEMNIFICATION BY SELLER.
Each Seller jointly and severally agrees to indemnify and hold harmless Buyer and any of its affiliates, officers, shareholders, directors, agents and representatives from and against any and all loss, claim, liability, obligation and expense (including attorneys' fees) which arise from (a) the breach by Seller of any of its covenants, agreements, representations or warranties as set forth in this Agreement, or (b) any liability, obligation or commitment of any nature relating to the Assets or Business based on events occurring prior to the Closing Date (including legal actions whether disclosed or not herein, and whether known or unknown); provided, however, that, to qualify for such defense and indemnification, Buyer must give Seller prompt written notice of any such claim and allow Seller, at its sole expense, to operate and control the defense of such claim and all related settlement negotiations except that Buyer will have the right to approve counsel (in its reasonable discretion) and may withdraw such approval if Buyer later reasonably believes such counsel is inadequate, and provided further that if the claim alleges equitable relief against the Buyer or its affiliates, Buyer shall have the right to conduct and control the defense of such equitable claims and related settlement negotiations

     15.2       INDEMNIFICATION BY BUYER.  Buyer
agrees to indemnify and hold harmless Seller and any of Seller's affiliates, officers, managers, members, agents and representatives from and against any and all loss, claim, liability, obligation and expense (including attorneys' fees) which arise from (a) the breach by Buyer of any of its covenants, agreements, representations, or warranties as set forth in this Agreement, or
(b) any liability, obligation or commitment of any nature relating to the Assets or the Business based on events occurring on or after the Closing Date; provided, however, that, to qualify for such defense and indemnification, Seller must give Buyer prompt written notice of any such claim and allow Buyer, at its sole expense, to operate and control the defense of such claim and all related settlement negotiations. Seller shall reasonably cooperate with Buyer in such defense.

     15.3       OTHER INDEMNIFICATION
PROVISIONS.    The  foregoing indemnification provisions are in additional to, and not in derogation of, any statutory or common law remedy any party may have for breach of representation, warranty, covenant or contract.

     15.4 RIGHT OF SETOFF. In addition to any other rights it may have, Buyer shall have and is hereby granted an express right of setoff against any sums which might otherwise be due and payable to Seller under this Agreement of any amounts which are due by Seller to Buyer under this Agreement, including under Section 15.1, provided that such setoff will be in accordance with Section 2.2.

     16.         MISCELLANEOUS.

     16.1 EXPENSES. Each of the parties hereto shall pay its own fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     16.2      ENTIRE SUBJECT MATTER; AMENDMENT.
   This Agreement and the other documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, either oral or written. This Agreement may not be amended, or any term or condition waived, except by a writing signed by each of the parties hereto.

     16.3       SUCCESSORS AND ASSIGNS.  Except as
otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. Buyer may assign or transfer the Assets in the ordinary course of business (but not Accounts Receivables or rights under the Bain's Deli Franchise Agreements), and may transfer or assign all or substantially all of the Assets to an affiliate or to (i) any person or entity which may acquire all or substantially all of the Buyer's assets and business;
(ii)  any  entity  with  or into which Buyer may be consolidated or merged; or
(iii)  any  entity  that  is  a  successor  entity  of  Buyer  in an exchange.

     16.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts and sent via facsimile, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same Agreement.

     16.5 NOTICES. Any notice and similar communications concerning this Agreement ("NOTICE") shall be in writing and shall be either
(a) delivered in person; or (b) sent to the other party by certified mail with return receipt requested; or (c) by facsimile, electronically confirmed. Notices shall be delivered or sent as follows or to such other address as a party may hereafter establish by Notice given in the manner prescribed in this Section.

     If  to  Seller:

     Gemini  Enterprises,  Ltd.
     Suite  110,  100  Four  Falls  Corporate  Center
     West  Conshohocken,  Pennsylvania  19428

     With  a  copy  to:

     Kaplin  Stewart  Meloff  Reiter  &  Stein
     William  K.  Stewart,  Jr.,  Esq.
     350  Sentry  Parkway,  Building  640
     PO  Box  3037
     Blue  Bell,  PA  19422-0765
     (Fax)  610-260-1240

     If  to  Buyer:

     The  Quizno's  Acquisition  Company
     1099  18th  Street
     Suite  2850
     Denver,  Colorado  80202
     Fax:  (303)  291-0909
     Attention:    Patrick  E.  Meyers

A  Notice  shall  be  considered  given  when  delivered.

     16.6 HEADINGS. The titles and headings herein are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

     16.7      GOVERNING LAW AND JURISDICTION.    This  Agreement  shall  be
governed by and interpreted in accordance with the laws of the State of Colorado. Except as governed by Section 2.2(a)(i), the parties hereto consent to venue and jurisdiction in the District Court in and for the City and County of Denver, Colorado, or in the United States District Court for the District of Colorado, in any action commenced relating to this Agreement or the transactions contemplated hereby. The parties agree that any action or proceeding arising out of this Agreement shall be heard by a court sitting without a jury and thus hereby waive all rights to a trial by jury.

     16.8       ATTORNEYS' FEES.  In the event of any
dispute hereunder, or any default in the performance of any term or condition of this Agreement, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

     16.9 SCHEDULES. The Schedules are incorporated by reference into this Agreement.

     16.1 FURTHER ASSURANCES. Each of the parties hereto shall, from time to time after the Closing, upon the request of any other party hereto, duly execute, acknowledge and deliver all such further instruments and documents reasonably required to further effectuate the interests and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement themselves or by their authorized representatives.

SELLER:                                       BUYER:

BAIN'S  DELI  FRANCHISE  ASSOCIATES,          THE  QUIZNO'S  ACQUISITION
THROUGH  ITS  GENERAL  PARTNER                COMPANY
GEMINI  ENTERPRISES,  LTD.

By: /s/ Jordan A. Katz                        By:  /s/ Patrick E. Meyers

Its:    President                             Its:  Vice President and
                                                     General Counsel


GEMINI  ONE,  INC.                            JOLLES #4 PARTNERSHIP

By:  /s/ Jordan A. Katz                       By:  /s/ Jordan A. Katz

Its:     President                            Its:  President of Gemini
                                                     Enterprises, Ltd.(GP)

                                                    President of Gemini One,
                                                     Inc. (GP)

Jordan A. Katz, being financially and otherwise familiar with Seller, joins with Seller in making each and every representation, warranty, covenant and indemnification in this Agreement (provided Katz's liability hereunder shall be limited to the amount of the Purchase Price actually paid to Seller).

By:  /s/  Jordan A. Katz
          Jordan  A.  Katz

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November  12,  1997  (12:33pm)